EXHIBIT 99.1

OMB Number: 3235-0569
Expires:    January 31, 2003

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER
REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Kent J. Thiry, Chairman and Chief Executive Officer, state and attest that:

1.  To the best of my knowledge, based upon a review of the covered reports of DaVita Inc. (the “Company”), and, except as corrected or supplemented in a subsequent covered report:

A.  No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

B.  No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.  I have reviewed the contents of this statement with the Company’s audit committee.

3.  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

A.  Annual Report on Form 10-K405 for the year ended December 31, 2001 of DaVita Inc.;

B.  All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of DaVita Inc. filed with the Commission subsequent to the filing of the Form 10-K405 identified above; and

C.  Any amendments to any of the foregoing.

/s/ KENT J. THIRY	Before me this 7th day of August, 2002.
Kent J. Thiry Chairman, Chief Executive Officer
Date: August 7, 2002	/s/ NADIA ANTOUN, Notary Public Notary Public My Commission Expires: April 2, 2003
NADIA ANTOUN Comm. # 1214850 NOTARY PUBLIC – CALIFORNIA Los Angeles County My Comm. Expires April 2, 2003